Mueller Industries, Inc. Reports Second Quarter 2022 Earnings

COLLIERVILLE, Tenn., July 19, 2022 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the second quarter of 2022. (All comparisons are to the prior year quarter.)
•Operating Income of $268.9 million versus $157.8 million
•Net Income of $206.6 million versus $108.8 million
•EPS of $3.65 versus $1.92
•Net Sales of $1.15 billion versus $1.01 billion

Second Quarter Financial and Operating Highlights:
•The 13.6 percent increase in net sales was driven by strong growth in our value added businesses, combined with higher selling prices across all businesses.
◦COMEX copper averaged $4.34 per pound during the quarter, two percent lower than the second quarter of 2021.
◦Our Industrials Metals group volume, measured in pounds, declined 4 percent, largely attributable to customer inventory re-balancing as lead times improved.
◦Our U.S. copper tube volume was up slightly and remains solid; however, influenced largely by economic softening outside of the U.S., our international tube sales declined 17 percent, against a very strong second quarter in 2021.
◦Our value added businesses grew 33 percent.
◦Divestitures in 2021 reduced net sales by $31 million as compared with the prior year quarter.
•Cash at quarter end was $202.5 million, up 114.6 million year to date.
◦Cash generated from operations was $142 million.
◦Net debt was zero.
◦The current ratio at quarter end was 3.2 to 1.

Regarding the quarter performance and outlook, Greg Christopher, Mueller’s CEO said, “At the mid-way point in the year, our businesses continue to deliver excellent results. The second quarter was our twelfth consecutive quarter in which operating income grew over the prior year period. Rising interest rates, inflationary pressures and continued geopolitical disruptions will create short term challenges, but notwithstanding, we believe that Mueller is well positioned for continued long term growth.

“The majority of our businesses remain at capacity along with healthy backlogs. We anticipate that some tempering in our primary market segment, building construction, will occur, but that underlying demand will nevertheless remain at levels we consider very healthy for our businesses.

“Our cash generation is strong, and we have zero net debt along with a committed, untapped credit facility. Reinvestment in our businesses to be the lowest cost producer remains a top priority, and we are well equipped to take advantage of strategic acquisition opportunities as they arise.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021

Net sales	$1,150,042	$1,012,592	$2,160,044	$1,830,740

Cost of goods sold	820,914	799,712	1,565,425	1,468,130
Depreciation and amortization	11,302	11,134	22,143	22,889
Selling, general, and administrative expense	48,956	43,932	96,412	89,367
Gain on sale of assets	—	—	(5,507)	—

Operating income	268,870	157,814	481,571	250,354

Interest expense	(147)	(1,866)	(305)	(6,335)
Redemption premium	—	(5,674)	—	(5,674)
Other income, net	2,203	683	2,983	1,260

Income before income taxes	270,926	150,957	484,249	239,605

Income tax expense	(68,290)	(39,006)	(122,489)	(60,767)
Income (loss) from unconsolidated affiliates, net of foreign tax	4,888	(1,019)	5,012	(2,668)

Consolidated net income	207,524	110,932	366,772	176,170

Net income attributable to noncontrolling interests	(972)	(2,100)	(1,904)	(4,231)

Net income attributable to Mueller Industries, Inc.	$206,552	$108,832	$364,868	$171,939

Weighted average shares for basic earnings per share	55,787	55,946	55,943	55,931
Effect of dilutive stock-based awards	741	866	776	811

Adjusted weighted average shares for diluted earnings per share	56,528	56,812	56,719	56,742

Basic earnings per share	$3.70	$1.95	$6.52	$3.07

Diluted earnings per share	$3.65	$1.92	$6.43	$3.03

Dividends per share	$0.25	$0.13	$0.50	$0.26

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021

Summary Segment Data:

Net sales:
Piping Systems Segment	$824,807	$711,616	$1,528,237	$1,259,364
Industrial Metals Segment	179,175	180,040	353,487	344,892
Climate Segment	164,484	131,708	305,106	242,734
Elimination of intersegment sales	(18,424)	(10,772)	(26,786)	(16,250)

Net sales	$1,150,042	$1,012,592	$2,160,044	$1,830,740

Operating income:
Piping Systems Segment	$211,579	$124,508	$372,067	$191,606
Industrial Metals Segment	24,168	20,499	47,427	39,346
Climate Segment	50,747	25,372	87,447	42,707
Unallocated income (expenses)	(17,624)	(12,565)	(25,370)	(23,305)

Operating income	$268,870	$157,814	$481,571	$250,354

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	June 25, 2022	December 25, 2021
ASSETS
Cash and cash equivalents	$202,501	$87,924
Accounts receivable, net	611,578	471,859
Inventories	475,951	430,244
Other current assets	45,726	28,976

Total current assets	1,335,756	1,019,003

Property, plant, and equipment, net	388,139	385,562
Operating lease right-of-use assets	22,870	23,510
Other assets	300,207	300,861

Total assets	$2,046,972	$1,728,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$1,112	$811
Accounts payable	208,869	180,793
Current portion of operating lease liabilities	5,725	6,015
Other current liabilities	203,065	194,820

Total current liabilities	418,771	382,439

Long-term debt	1,131	1,064
Pension and postretirement liabilities	16,608	17,533
Environmental reserves	16,300	17,678
Deferred income taxes	11,712	14,347
Noncurrent operating lease liabilities	15,899	17,099
Other noncurrent liabilities	20,928	21,813

Total liabilities	501,349	471,973

Total Mueller Industries, Inc. stockholders’ equity	1,510,463	1,222,118
Noncontrolling interests	35,160	34,845

Total equity	1,545,623	1,256,963

Total liabilities and equity	$2,046,972	$1,728,936

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 25, 2022	June 26, 2021

Cash flows from operating activities
Consolidated net income	$366,772	$176,170
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	22,322	22,975
Stock-based compensation expense	5,171	4,817
Provision for doubtful accounts receivable	151	1,280
(Income) loss from unconsolidated affiliates	(5,012)	2,668
Redemption premium	—	5,674
Gain on disposals of properties	(6,800)	(819)
Deferred income tax (benefit) expense	(373)	3,252
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	(146,438)	(190,944)
Inventories	(49,354)	(63,949)
Other assets	(6,095)	(5,482)
Current liabilities	28,906	50,456
Other liabilities	(4,283)	3,429
Other, net	(433)	(247)

Net cash provided by operating activities	204,534	9,280

Cash flows from investing activities
Capital expenditures	(23,248)	(17,978)
Acquisition of businesses, net of cash acquired	—	(13,935)
Payment received for (issuance of) notes receivable	—	8,539
Proceeds from sales of properties	7,561	1,730
Dividends from unconsolidated affiliates	1,609	—

Net cash used in investing activities	(14,078)	(21,644)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(27,968)	(14,546)
Repurchase of common stock	(33,469)	—
Issuance of debt	—	425,000
Repayments of debt	(111)	(400,497)
Issuance of debt by consolidated joint ventures, net	360	463
Net cash (used) received to settle stock-based awards	(95)	414
Debt issuance costs	—	(1,111)

Net cash (used in) provided by financing activities	(61,283)	9,723

Effect of exchange rate changes on cash	(2,234)	987

Increase (decrease) in cash, cash equivalents, and restricted cash	126,939	(1,654)
Cash, cash equivalents, and restricted cash at the beginning of the period	90,376	127,376

Cash, cash equivalents, and restricted cash at the end of the period	$217,315	$125,722